Exhibit 23.3

                              Western Minerals Inc.
                                  P.O. Box 3540
                                 4590 Doedar Rd.
                             Silver Spring, NV 89429
                               Phone: 775 577-4822
                              jjmcleod@xplornet.com


U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT

I, James W. McLeod, P. Geo., am the author of a Report entitled Review and Recommendations. Luk 1-4 Mineral Claims, Mount Jackson 71/2' Map Area, Esmeralda County, Nevada, USA, dated July 18, 2007, prepared for HL Ventures Inc.

This is to confirm that I consent to the filing of the Luk 1-4 Mineral Claims Project Report with the US Securities and Exchange Commission, namely a SB-2 Registration Statement.

I also consent to HL Ventures Inc. distributing copies of the Report to its shareholders or private investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Savona, B.C. this 18th day of July, 2007


                                        /s/ James W. McLeod
                                        ---------------------------
                                        James W. McLeod
                                        Consulting Geologist